________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Filed by the Registrant  [x]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement                          [ ]  Confidential, for use of the Com-
                                                              mission Only (as permitted by
                                                              Rule 14a-6(e)(2))

[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            ------------------------

                               ENVIROSOURCE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ENVIROSOURCE, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)
                            ------------------------

Payment of filing fee (Check the appropriate box):

[x]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid.
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                                    (Bulletin No. 161. 02-03-95)

________________________________________________________________________________

                               ENVIROSOURCE, INC.
                              FIVE HIGH RIDGE PARK
                                 P.O. BOX 10309
                            STAMFORD, CT 06904-2309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 15, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ENVIROSOURCE, INC., a Delaware corporation (the 'Company'), will be held at the offices of Chemical Bank, 270 Park Avenue, New York, New York, on Thursday, June 15, 1995 at 10:00 A.M. (local time), for the following purposes:

          1. To elect four members of Class C of the Board of Directors.

          2. To ratify and approve the adoption of the EnviroSource, Inc. Stock Option Plan for Non-Affiliate Directors.

          3. To ratify and approve the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995.

          4. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of record of shares of the Company's Common Stock or Class G Preferred Stock at the close of business on April 20, 1995 are entitled to notice of and to vote at the meeting. A complete list of the Company's stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the offices of American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York. The list will also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.

     A copy of the Company's 1994 Annual Report to Stockholders is enclosed herewith.

                                          By Order of the Board of Directors

                                          Christina E. Huben
                                          Christina E. Huben
                                          Secretary

Dated: May 5, 1995

                               ENVIROSOURCE, INC.
                              FIVE HIGH RIDGE PARK
                                 P.O. BOX 10309
                            STAMFORD, CT 06904-2309

                            ------------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 1995
                            ------------------------
                                                                     May 5, 1995

To the Stockholders:

     This Proxy Statement is furnished to you in connection with the Annual Meeting of the Stockholders (the 'Annual Meeting') of EnviroSource, Inc., a Delaware corporation (the 'Company'), and the related solicitation by the Board of Directors of the Company of Proxies in the accompanying form, to be held at the offices of Chemical Bank, 270 Park Avenue, New York, New York, on Thursday, June 15, 1995 at 10:00 A.M. (local time) and at any subsequent time that may be necessary by the adjournment thereof.

     If you were a holder of record of shares of the Company's Common Stock or Class G Preferred Stock at the close of business on April 20, 1995, you are entitled to vote at the Annual Meeting. If you cannot be present at the Annual Meeting in person, a form of Proxy is enclosed, which the Board of Directors requests you to execute and return as soon as possible. A Proxy can be revoked at any time before it is voted, in person at the Annual Meeting, by executing and submitting a new Proxy that is dated a date after the Proxy to be revoked or by delivery of a duly executed written statement to that effect addressed to the Secretary of the Company.

     As of the close of business on April 20, 1995, there were outstanding and entitled to vote at the Annual Meeting 40,098,559 shares of Common Stock, $.05 par value (the 'Common Stock'), and 237,420 shares of Class G $7.25 Cumulative Convertible Preferred Stock, $.25 par value (the 'Class G Preferred Stock'). Each share of Common Stock and Class G Preferred Stock is entitled to one vote. In the event of a 'broker non-vote' with respect to any issue coming before the meeting, arising from the absence of authorization by the beneficial owner to vote as to that issue, the Proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares required for adoption.

     ALL STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY. If mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy to vote your shares of Common Stock or Class G Preferred Stock will save the Company the expense of further communication. If you attend the Annual Meeting and vote in person, the Proxy will not be used.

     The Proxy Statement and the Proxies in the accompanying form are first being sent to stockholders on or about May 9, 1995.

                                    PROXIES

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE PROXIES FOR THE ELECTION OF NOMINEES FOR DIRECTOR DESCRIBED HEREIN UNLESS AUTHORITY TO VOTE FOR ANY OR ALL OF THE NOMINEES IS WITHHELD. In the event that any nominee at the time of election shall be unable or for good reason unwilling to serve (which contingencies are not now contemplated or foreseen) and in consequence other nominees shall be nominated, the persons named in the Proxy shall have the discretion and authority to vote or refrain from voting in accordance with their judgment on such other nominations. IN ADDITION, UNLESS OTHERWISE SPECIFIED IN THE PROXY, PROXIES WILL BE VOTED FOR THE RATIFICATION AND APPROVAL OF THE ADOPTION OF THE COMPANY'S STOCK OPTION PLAN FOR NON-AFFILIATE DIRECTORS AND FOR THE

RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995. See 'Other Matters' with respect to additional discretion and authority conferred by the accompanying Proxy.

                                   PROPOSAL 1
                         ELECTION OF CLASS C DIRECTORS

     The Board of Directors of the Company consists of three classes: Class A, Class B and Class C. Class A consists of three directors and Classes B and C each consist of four directors. Directors in each class serve for a three-year term and until their respective successors have been elected and qualified. The term of the present Class C directors will end with this year's Annual Meeting, the term of the present Class A directors will end with the 1996 Annual Meeting and the term of the present Class B directors will end with the 1997 Annual Meeting.

     Four directors, to serve as Class C directors, are to be elected at the Annual Meeting, to hold office until the 1998 Annual Meeting and until their respective successors have been elected and qualified. The names of the four nominees for director and the names of the directors continuing in office whose terms do not expire in 1995, together with certain information furnished to the Company by each nominee and director, are set forth below (see also 'Certain Transactions' and 'Security Ownership of Certain Beneficial Owners'). Assuming the presence of a quorum, directors shall be elected by a plurality of the votes present or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS C DIRECTORS INDICATED BELOW.

NOMINEES FOR ELECTION AS CLASS C DIRECTORS

     Raymond P. Caldiero (age 60) has served as a director of the Company since February 1992. Mr. Caldiero has served as Chairman of Caldiero International, Inc. (a consultant in the areas of hotel development, lobbying, marketing and sales) since 1989. From 1973 to 1988, Mr. Caldiero served as Vice President and Assistant to the President of Marriott Corporation (a hotel and restaurant company). He is a director of Capital Bank and served as a director of Envirosafe Services, Inc. ('Envirosafe') from 1987 until February 1992. Mr. Caldiero became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company.

     Mark J. Doran (age 31) became a director of the Company in August 1994 to fill the vacancy created upon the resignation of William M. Wardlaw, one of three additional designees of F.S. Equity Partners II L.P. ('FSEP'), an affiliate of Freeman Spogli & Co. ('FS&Co.'), appointed to the Board of Directors following the completion of the transactions contemplated in the Stock Purchase Agreement (the 'Purchase Agreement') described under the caption 'Certain Transactions'. Mr. Doran joined FS&Co. in 1988. Prior to joining FS&Co., Mr. Doran was employed by Kidder, Peabody & Co. Incorporated.

     Charles P. Rullman, Jr. (age 46) became a director of the Company in January 1995 to fill the vacancy created upon the resignation of William H. Sherer, one of four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993 pursuant to the Purchase Agreement. Mr. Rullman joined Freeman Spogli & Company, Inc. ('FSCI'), an affiliate of FS&Co., as a principal in January 1995. Prior to joining FSCI, Mr. Rullman was a partner at Westar Capital since October 1992. From 1973 to 1992, Mr. Rullman was employed by BT Securities Corp., serving last as a Managing Director.

     Ronald P. Spogli (age 47) became a director and Chairman of the Board of the Company in May 1993. Mr. Spogli is one of four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He is a founding partner of FS&Co. Mr. Spogli is also a director of Mac Frugal's BargainsClose-Outs Inc., Orchard Supply Hardware Stores Corporation and Buttrey Food and Drug Stores Company.

CLASS A DIRECTORS

     Louis A. Guzzetti, Jr. (age 56) has been a director and President and Chief Executive Officer of the Company since October 1986. From June 1983 until April 1986, Mr. Guzzetti was employed by United Brands Company ('United Brands')(a diversified international company), serving as its Executive Vice President and Chief Administrative Officer from June 1983 until August 1985 and as President and Chief Executive Officer of its United Fruit Company subsidiary from October 1984 until April 1986. He was also a director of United Brands from August 1984 until June 1986.

     Jeffrey G. Miller (age 53) was re-elected as a director of the Company in August 1993. Mr. Miller has been a professor of Environmental Law at Pace University School of Law since 1987. He has also been of counsel to the Seattle and Washington D.C. law firm of Perkins Coie since 1987 practicing Environmental Law. Mr. Miller was a director of Envirosafe from 1987 to February 1992. He became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company. Mr. Miller resigned on May 13, 1993 pursuant to the terms of the Purchase Agreement. Mr. Miller is one of the three additional FS&Co. designees elected to the Board of Directors.

     Jon D. Ralph (age 30) has been a director of the Company since August 1993. He joined FS&Co. in August 1989. Prior to joining FS&Co., Mr. Ralph was employed in the Investment Banking Division of Morgan Stanley & Co. Incorporated beginning in 1986. Mr. Ralph is one of the three additional FS&Co. designees elected to the Board of Directors.

CLASS B DIRECTORS

     Wallace B. Askins (age 64) has been a director of the Company since 1978. Mr. Askins served as Executive Vice President and Chief Financial Officer of
Armco Inc. ('Armco') (a manufacturer of steel and other products) from June 1984, and as a director of Armco from December 1985, until his retirement in November 1992. Mr. Askins has served as a director of Trump Castle and Resort, Inc. since 1992 and of Trump Plaza Casino and Resort, Inc. since 1994.

     John M. Roth (age 36) became a director of the Company in May 1993. Mr. Roth is one of the four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He joined FS&Co. in March 1988 and became a general partner in March 1993. From 1984 to 1988, Mr. Roth was a Vice President in the Merger and Acquisition Group of Kidder, Peabody & Co. Incorporated. From 1983 to 1984, Mr. Roth worked as a management consultant with McKinsey & Company, Inc.

     Arthur R. Seder, Jr. (age 75) has served as a director of the Company since June 1988. Mr. Seder is a consultant in matters relating to the natural gas industry. He served as Special Counsel to Columbia Gas Transmission Corporation from June 1988 until 1992. From 1985 to 1988, he was of counsel to the Washington, D.C. office of the law firm of Sidley & Austin. From 1976 until April 1985, he was Chairman and Chief Executive Officer of American Natural Resources Company (a diversified energy and transportation company).

     J. Frederick Simmons (age 40) became a director of the Company in May 1993. Mr. Simmons is one of the four FS&Co. designees initially appointed to the Board of Directors on May 13, 1993. He joined FS&Co. in 1986 and became a general partner in January 1991. Prior to 1986, Mr. Simmons was Vice President of Bankers Trust Company's lending group specializing in leveraged buyouts and health care. Mr. Simmons is also a director of Buttrey Food and Drug Stores Company and Orchard Supply Hardware Stores Corporation.

OTHER INFORMATION AS TO DIRECTORS

     During the fiscal year ended December 31, 1994, the Board of Directors held six meetings.

     The Board of Directors has an Executive Committee, consisting of Messrs. Guzzetti, Simmons and Spogli; an Audit Committee, consisting of Messrs. Askins, Rullman and Seder; and a Compensation and Stock Option Committee (the 'Compensation Committee'), consisting of Messrs. Askins, Caldiero, Roth and Simmons.

     The function of the Executive Committee is to exercise the powers and authority of the full Board of Directors, to the extent permitted by law, when it is not in session. During 1994, the Executive Committee held no meetings but twice acted by consent in lieu of meeting.

     The primary function of the Audit Committee, which held two meetings during 1994, is to review the scope and results of each year's annual audit as well as the Company's internal accounting procedures.

     The function of the Compensation Committee is to administer the Company's Incentive Stock Option Plan, to award stock options thereunder and to review and make recommendations concerning other Company plans, executive compensation and such other matters referred to it by the Board of Directors. The Compensation and Stock Option Committee held one meeting during 1994.

     The Company pays each director other than Mr. Guzzetti and general partners or employees of FS&Co. an annual fee of $15,000 (payable in four equal quarterly installments). In addition, the Company pays the reasonable expenses of each director in connection with his attendance at each meeting of the Board of Directors or any committee thereof. In connection with their election in February 1992 as directors of the Company, each of Mr. Caldiero and Mr. Miller was granted an option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $2.625 per share, which became exercisable in September 1993 and expires in March 2002. Pursuant to its terms, Mr. Miller's option would have expired 90 days after his resignation in May 1993. In connection with his re-election to the Board of Directors in August 1993, the Company amended Mr. Miller's option to provide that his option will remain in effect, as if he had not resigned, during the period from May 13, 1993 until such re-election. On August 5, 1993, Mr. Askins was granted an option to purchase 20,000 shares of Common Stock of the Company at an exercise price of $4.25 per share, which becomes exercisable in August 1995 and expires in August 2003. On November 1, 1993, the Company granted an option to purchase 20,000 shares of Common Stock of the Company to Mr. Seder at an exercise price of $4.25 per share, which becomes exercisable in November 1995 and expires in November 2003. Mr. Seder's previously issued option to purchase 20,000 shares of Common Stock at an exercise price of $7.75 was terminated at the same time.

     The Company has also adopted a Stock Option Plan for Non-Affiliate Directors (the 'Plan'), subject to ratification and approval of the stockholders of the Company at the Annual Meeting (see also 'Proposal 2 -- Ratification and Approval of Adoption of EnviroSource, Inc. Stock Option Plan for Non-Affiliate Directors'). Pursuant to the Plan each director of the Company who is neither an employee of the Company nor an affiliate of FS&Co. (i) was granted an option to purchase 5,000 shares of Common Stock as of January 1, 1995 at an exercise price equal to the closing sales price of such stock as reported on the National Association of Securities Dealers Automated Quotation National Market System (the 'NASDAQ-NMS') on the last business day prior to the date of grant and (ii) had the right to elect to receive an option to purchase shares of Common Stock in lieu of receiving his annual director's fee for 1995. Each of Mr. Askins and Mr. Seder elected to receive options to purchase shares of Common Stock in lieu of receiving the annual director's fee for 1995.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Company's records and other information obtained by the Company from outside sources indicate that as of April 1, 1995, unless otherwise stated, the following persons were the beneficial owners of more than 5% of the outstanding shares of the Common Stock of the Company.

                                                                            NUMBER OF
                                                                              SHARES
                    NAME AND ADDRESS                                       BENEFICIALLY      PERCENT
                 OF BENEFICIAL OWNER(1)                        CLASS          OWNED          OF CLASS
- - - - - - - --------------------------------------------------------   -------------   ------------      --------

FS Equity Partners II, L.P.
  c/o Freeman Spogli & Co.(2) ..........................   Common Stock      20,227,325(3)     49.1%
  11100 Santa Monica Blvd.
  Suite 1900
  Los Angeles, CA 90025
The IBM Retirement Plan Trust Fund .....................   Common Stock       2,823,548(4)      7.0%
  262 Harbor Place
  Stamford, CT 06904-2399

- - - - - - - ------------

(1) To the best of the Company's knowledge, except as otherwise provided herein, the persons named in the table have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

(2) FS&Co., as general partner of FSEP, has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, and Bradford M. Freeman and William M. Wardlaw are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's capital stock indicated as beneficially owned by FSEP.

(3) Includes 1,123,179 shares issuable upon exercise of warrants held by FSEP.

(4) Includes 156,794 shares issuable upon exercise of warrants held by The IBM Retirement Plan Trust Fund (the 'IBM Trust').

SECURITY OWNERSHIP OF MANAGEMENT

     As of April 1, 1995, the following directors, executive officers and all directors and officers as a group, were the beneficial owners of shares of Common Stock of the Company.

                                                                       EQUITY SECURITIES OF THE COMPANY
                                                                           BENEFICIALLY OWNED AS OF
                                                                               APRIL 1, 1995(1)
                                                                  -------------------------------------------
                                                                                  NUMBER OF          PERCENT
                NAME AND POSITION WITH COMPANY                        CLASS         SHARES           OF CLASS
- - - - - - - ---------------------------------------------------------------   -------------   ----------         --------
Class A Directors
     Louis A. Guzzetti, Jr., President and Chief Executive
       Officer.................................................   Common Stock       531,437(3)         1.3%
     Jeffrey G. Miller.........................................   Common Stock        20,000(3)        *
     Jon D. Ralph..............................................        --             --               --

Class B Directors
     Wallace B. Askins.........................................   Common Stock        16,356           *
     John M. Roth(2)...........................................   Common Stock    20,227,325(4)        49.1%
     Arthur R. Seder, Jr. .....................................   Common Stock        10,000           *
     J. Frederick Simmons(2)...................................   Common Stock    20,227,325(4)        49.1%

                                                  (table continued on next page)

(table continued from previous page)

                                                                       EQUITY SECURITIES OF THE COMPANY
                                                                           BENEFICIALLY OWNED AS OF
                                                                               APRIL 1, 1995(1)
                                                                  -------------------------------------------
                                                                                  NUMBER OF          PERCENT
                NAME AND POSITION WITH COMPANY                        CLASS         SHARES           OF CLASS
- - - - - - - ---------------------------------------------------------------   -------------   ----------         --------
Class C Directors
     Raymond P. Caldiero                                          Common Stock        20,000(3)        *
     Mark J. Doran.............................................        --             --               --
     Charles P. Rullman, Jr....................................        --             --               --
     Ronald P. Spogli, Chairman of the Board(2)................   Common Stock    20,227,325(4)        49.1%
Other Four Most Highly Compensated Executive Officers
     Aarne Anderson............................................   Common Stock        47,636(3)        *
     Jerrold I. Dolinger.......................................   Common Stock       100,013(3)(5)     *
     George E. Fuehrer.........................................   Common Stock       127,354(3)        *
     James C. Hull.............................................   Common Stock        69,180(3)        *

All directors and officers as a group (18 persons).............   Common Stock    21,291,007(6)        51.2%

- - - - - - - ------------

*  Less than 1%

(1) Unless otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

(2) All shares shown as beneficially owned are held of record by FSEP. As general partner of FSEP, FS&Co. has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock indicated as beneficially owned by each of them.

(3) Includes (i) shares for which options under EnviroSource's Incentive Stock Option Plan, EnviroSource's 1993 Stock Option Plan or otherwise are exercisable within 60 days, as follows: Mr. Guzzetti, 136,600 shares; Mr. Anderson, 25,000 shares; Mr. Dolinger, 43,200 shares; Mr. Fuehrer, 72,200 shares; Mr. Hull, 25,200 shares; and Messrs. Caldiero and Miller, 20,000 shares each; and (ii) shares held through the EnviroSource, Inc. Savings Plan and the EnviroSource, Inc. Profit Sharing Plan as of December 31, 1994, as follows: Mr. Anderson, 10,636 shares; Mr. Dolinger, 36,813 shares; Mr. Fuehrer, 25,004 shares; Mr. Guzzetti, 89,487 shares; and Mr. Hull, 42,480 shares.

(4) Includes 1,123,179 shares issuable upon exercise of warrants held by FSEP.

(5) Excludes 2,000 shares owned by members of Mr. Dolinger's immediate family as to which Mr. Dolinger disclaims beneficial ownership.

(6) Includes (i) 396,867 shares for which options under EnviroSource's Incentive Stock Option Plan, EnviroSource's 1993 Stock Option Plan or otherwise are exercisable within 60 days; (ii) 266,959 shares held through the EnviroSource, Inc. Savings Plan and the EnviroSource, Inc. Profit Sharing Plan as of December 31, 1994; (iii) 19,104,146 shares held of record by FSEP; and (iv) 1,123,179 shares issuable upon exercise of warrants held by FSEP. See footnote (2) for an explanation of the relationship between certain directors and FSEP.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                   ANNUAL COMPENSATION         COMPENSATION
                                               ----------------------------    -------------
                                                                                 NUMBER OF       ALL OTHER
        NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS      STOCK OPTIONS    COMPENSATION
- - - - - - - --------------------------------------------   ----    --------    --------    -------------    ------------

Louis A. Guzzetti, Jr. .....................   1994    $401,500    $207,000              0        $ 29,184(1)
  Chief Executive Officer                      1993     390,750           0        168,000          20,786(2)
                                               1992     367,750           0              0          20,171(3)

Aarne Anderson .............................   1994     142,100      56,500              0          11,368(1)
  Vice President, Taxes                        1993     137,812           0         32,500          11,270(2)
                                               1992     129,562           0              0          11,144(3)

Jerrold I. Dolinger ........................   1994     161,750      80,000              0          12,587(1)
  Vice President, Corporate Development        1993     155,625           0         56,000          22,291(2)(4)
                                               1992     144,438           0              0          22,542(3)(4)

George E. Fuehrer ..........................   1994     177,625      85,600              0           8,932(1)
  Senior Vice President, Planning              1993     172,000           0         76,000           8,615(2)
                                               1992     161,000           0              0           9,074(3)

James C. Hull ..............................   1994     192,250      84,000              0          18,612(1)
  Vice President and Chief Financial Officer   1993     187,312           0         16,000          18,360(2)
                                               1992     177,188           0              0          18,737(3)

- - - - - - - ------------

(1) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,000; Mr. Anderson, $4,263; Mr. Dolinger, $4,500; and Mr. Hull, $9,000; Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan, as follows: Mr. Guzzetti, $7,500; Mr. Anderson, $7,105; Mr. Dolinger, $7,500; Mr. Fuehrer, $7,500; and Mr. Hull, $7,500; and Company contribution to accounts in the EnviroSource, Inc. Supplemental Executive Retirement Plan, as follows: Mr. Guzzetti, $12,684; Mr. Dolinger, $587; Mr. Fuehrer, $1,432 and Mr. Hull, $2,112.

(2) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $8,994; Mr. Anderson, $4,372; Mr. Dolinger, $4,497; and Mr. Hull, $8,994; and Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan as follows: Mr. Guzzetti, $11,792; Mr. Anderson, $6,898; Mr. Dolinger, $7,794; Mr. Fuehrer, $8,615; and Mr. Hull, $9,366.

(3) Includes Company contributions to accounts in the EnviroSource, Inc. Savings Plan, as follows: Mr. Guzzetti, $8,728; Mr. Anderson, $3,898; Mr. Dolinger, $4,347; and Mr. Hull, $8,728; and Company contributions to accounts in the EnviroSource, Inc. Profit Sharing Plan as follows: Mr. Guzzetti, $11,443; Mr. Anderson, $7,246; Mr. Dolinger, $8,195; Mr. Fuehrer, $9,074; and Mr. Hull, $10,009.

(4) Includes $10,000 of loan forgiveness. See 'Employee Loans'.

                            ------------------------

     In February 1995, the Compensation Committee granted stock options to each of the named executive officers in recognition of their accomplishments during 1994 in the following amounts: Mr. Guzzetti, 106,640; Mr. Anderson, 13,330; Mr. Dolinger, 24,000; Mr. Fuehrer, 26,660; and Mr. Hull, 21,330.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth the number and value at December 31, 1994 of all exercisable and unexercisable options held by the Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Company's Incentive Stock Option Plan and the 1993 Stock Option Plan. In 1994 none of the named executive officers exercised any options.

                                                                                  NUMBER OF
                                                                                 SECURITIES          VALUE OF
                                                                                 UNDERLYING        UNEXERCISED
                                                                                 UNEXERCISED       IN-THE-MONEY
                                                                               OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                                 FY-END (#)         FY-END ($)
                                                                               ---------------    --------------
                                                                                EXERCISABLE/       EXERCISABLE/
                                    NAME                                        UNEXERCISABLE     UNEXERCISABLE(1)
- - - - - - - ----------------------------------------------------------------------------   ---------------    --------------
Louis A. Guzzetti, Jr. .....................................................   136,600/146,400    $14,580/$9,720
Aarne Anderson..............................................................     25,000/30,000       4,860/3,240
Jerrold I. Dolinger.........................................................     43,200/52,800       9,720/6,480
George E. Fuehrer...........................................................     72,200/68,800       9,720/6,480
James C. Hull...............................................................     23,200/22,800       9,720/6,480

- - - - - - - ------------

(1) The value of unexercised in-the-money options represents the difference between the fair market value of the underlying securities as of December 31, 1994 and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Askins, Caldiero, Roth and Simmons. Mr. Askins was an executive officer of the Company's predecessor, White Motor Corporation, from December 1976 until June 1984.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of two independent outside directors and two directors who are general partners of FS&Co. The Compensation Committee has responsibility for administering the policies that govern employee compensation programs and executive compensation, and for reviewing and making recommendations concerning the Company's employee benefit plans, executive compensation and such other matters as are referred to it by the Board of Directors. The Compensation Committee has furnished the following report on executive compensation:

          The Compensation Committee believes it is important to align the financial interests of the Company's senior managers, including the Chief Executive Officer, with those of its stockholders. In furtherance of this objective, the Company relies to a significant degree on annual incentive compensation and stock options in addition to base compensation.

          BASE COMPENSATION. The Company attempts to offer new executive officers base compensation believed to be somewhat below average for companies of comparable size, complexity and geographic location. Annual increases in base compensation have generally been intended to approximate competitive wage escalation including, where appropriate, adjustments based on merit. The Compensation Committee has not historically reviewed initial decisions regarding base compensation for new executive officers (other than the Chief Executive Officer), but the Compensation Committee does approve annual increases for executive officers.

          INCENTIVE COMPENSATION. The remainder of executive compensation is tied to corporate performance. The Company relies on annual incentive compensation and stock options to provide incentives to executives to meet the Company's business, financial and strategic objectives, and to reward and retain executives who perform in furtherance of those objectives.

          The Company's incentive compensation program for executive officers is based on a combination of financial and non-financial goals. The annual incentive compensation 'pool' is the sum of the target bonuses of each of the Company's executive officers, escalated up to 150% of target or reduced to as low as zero, depending on the extent to which the Company meets specified financial targets, typically expressed in relation to budgeted annual cash flow, operating income or net income. For 1994 and 1995 the target bonus has been set at 50% of base compensation for the Chief Executive Officer and 40-45% of base compensation for the Company's other executive officers. The extent to which an individual executive officer participates in bonuses, if any, from the pool depends on that individual's achievement of non-financial objectives negotiated annually between that individual and his or her supervisor. Non-financial objectives involve projects or programs within each executive officer's area of responsibility. Early each year the Compensation Committee reviews management's proposed incentive compensation program financial targets, and the non-financial objectives of each of the Company's executive officers, for that fiscal year, as well as proposed awards, if any, in respect of the preceding fiscal year.

          The bonuses awarded to executive officers for 1994 and reflected in the Summary Compensation Table were based on the Company's achievement of operating income established by the Compensation Committee at the beginning of 1994 and each executive officer's individual achievements of his non-financial objectives also established at such time.

          STOCK OPTIONS. The Compensation Committee believes that stock options represent a desirable long-term compensation method because they reward Company performance that increases the value of stockholders' ownership. All options granted to executive officers under the Company's stock option plans have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, and all such options granted to executive officers since 1986 vest or have vested over periods of several years. These features help ensure the long-term nature of compensation through stock options.

          Early each year the Compensation Committee reviews the Chief Executive Officer's proposals for option awards, if any, to executive officers and other key employees, taking into account the Company's recent performance as well as the responsibilities, past performance, anticipated performance requirements of each of such individuals and previous option awards. The Company has not established any particular target ownership level for Company equity holdings by its executive officers. Options are also granted to newly-hired officers based on responsibilities and anticipated performance requirements.

          COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation of Mr. Guzzetti as Chief Executive Officer is based on a combination of performance indicators and long-term increase in stockholder value. Mr. Guzzetti's current base salary is somewhat above the average salary of peers at other comparable companies in recognition of his experience, years of service with the Company and the complexity of the Company's businesses. In 1994, the Chief Executive Officer received a 2.75% increase in this base compensation. This increase reflected the fact that Mr. Guzzetti achieved his individual non-financial targets set by the Compensation Committee for 1993, which included strengthening the Company's capital structure and financial position, maximizing returns on pre-existing assets and developing a regulatory compliance program. The increase also included an adjustment for competitive wage escalations.

          Mr. Guzzetti received an annual bonus in respect of 1994 due to achieving the budgeted corporate earnings for the year. Mr. Guzzetti was not awarded any stock options during 1994.

                                         Compensation and Stock Option Committee
                                         Wallace B. Askins
                                         Raymond P. Caldiero
                                         John M. Roth
                                         J. Frederick Simmons

     The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held corporation may take for certain types of compensation paid or accrued with respect to certain executives to $1 million per year per executive for taxable years beginning after December 31, 1993. The Company does not believe that compensation paid currently to its executives is affected by such limitation. However, the Company has reviewed its compensation plans in the context of the requirements for tax deductibility under these rules, and is in the process of determining whether, and to what extent, revisions of such plans will be necessary or desirable.

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative total return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Russell 2000 Index and the S&P Pollution Control Index, assuming $100 was invested on December 31, 1989.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG ENVIROSOURCE, INC., THE RUSSELL 2000 INDEX
                     AND THE S & P POLLUTION CONTROL INDEX

                              [PERFORMANCE GRAPH]

                                        1990    1991    1992    1993     1994
                                        ----    ----    ----    ----     ----
Envirosource Inc...............   100      34      19      43      29      28
Russell 2000...................   100      80     117     139     166     163
S & P Pollution Control........   100      89     105     105      77      80

* $100 INVESTED ON 12/31/89 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.


CERTAIN TRANSACTIONS

THE FSC TRANSACTION

     In May 1993, the Company sold the equivalent of 13.3 million shares of Common Stock to an affiliate of FS&Co. and another investor (collectively, the 'Investors'). At the same time, the Investors purchased from The Dyson-Kissner-Moran Corporation ('DKM') and WM Financial Corporation ('WM
Financial') the following: (i) 5,636,568 shares of Common Stock, (ii) all 107,000 outstanding shares of Class H Preferred Stock, par value $.25 per share, all of which were immediately exchanged for 3,066,667 newly issued shares of Common Stock, and (iii) warrants to purchase 1,695,652 shares of Common Stock at exercise prices of $3.50 and $4.00 per share. FS&Co. sold a portion of the aforementioned securities to The IBM Retirement Plan Trust Fund (the 'IBM Trust'). As a result of these transactions, FS&Co. owns approximately 48% of the Common Stock of the Company.

MANAGEMENT AGREEMENT

     FS&Co. provides advice and assistance to the Company regarding corporate and financial planning and the development of business strategies. The Company does not pay FS&Co. a fee for such services but has agreed to reimburse FS&Co. for all expenses incurred in connection with such advice and assistance.

EMPLOYEE LOANS

     In 1986, the Company granted Mr. Guzzetti a loan of $500,000 (the '1986 Loan') bearing interest at 7.5% per annum and repayable in ten equal annual installments. The first three $50,000 annual installments were repaid in 1988, 1989 and 1990. In each of 1991 and 1992, the Company deferred the principal installment payment then due, extended the maturity of such loan by one year and loaned Mr.

Guzzetti $26,250 to finance the payment of interest then due, represented by new notes bearing interest at 7.5% per annum. Effective March 31, 1993, the Company and Mr. Guzzetti agreed to amend the terms of the 1986 Loan to (i) increase the principal amount of such loan by the amount of interest otherwise due on March 31, 1993, (ii) reduce the interest rate commencing April 1, 1993 to 6% per annum, payable annually half in cash and half by adding to the principal amount of the loan on each due date of such interest, (iii) provide for a lump sum payment of principal and accrued and unpaid interest thereon on March 31, 1998, in lieu of annual installment payments, (iv) require payment in full within 30 days of termination of employment and (v) provide for forgiveness of all outstanding amounts due in the event Mr. Guzzetti dies while still employed by the Company. The outstanding principal amount (including financed interest payments) of the 1986 Loan as of April 1, 1995 was $459,039.

     In connection with Common Stock purchases by certain executive officers of the Company in January 1989, the Company loaned $350,000 to Mr. Guzzetti, $90,000 to Mr. Anderson, $220,000 to Mr. Fuehrer, and $150,000 to Mr. Dolinger. All of such indebtedness bore interest payable annually at the annual rate of 8%, and its principal amount was payable on the earlier of January 13, 1994 or the date of such borrower's termination of employment with the Company. On each of April 1, 1991 and April 1, 1992, the Company agreed to increase the principal amount of such loans by the amount of interest payments then due. Effective April 1, 1993, the Company agreed to (i) increase the principal amount of such loans by the amount of interest payments otherwise due on April 1, 1993, (ii) extend the maturity of such loans to March 31, 1998, (iii) reduce the interest rate payable on such loans to 6% per annum, payable annually half in cash and half by adding to the principal amount of such loans on each due date of such interest, (iv) require payment in full of all outstanding amounts due under the loans, including accrued interest, within 30 days of termination of employment and (v) provide for forgiveness of all outstanding amounts due under the loans in the event of the officer's death while still employed by the Company. The aggregate principal amounts (including financed interest payments) of such loans as of April 1, 1995 were $467,750 for Mr. Guzzetti, $120,278 for Mr. Anderson, $294,015 for Mr. Fuehrer, and $200,465 for Mr. Dolinger.

                                   PROPOSAL 2
                          RATIFICATION AND APPROVAL OF
                  ADOPTION OF ENVIROSOURCE, INC. STOCK OPTION
                        PLAN FOR NON-AFFILIATE DIRECTORS

     Effective January 1, 1995, the Board of Directors adopted the EnviroSource, Inc. Stock Option Plan for Non-Affiliate Directors (the 'Plan') and on January 1, 1995 options for an aggregate of 20,000 shares of Common Stock were awarded thereunder to four directors of the Company, in each case subject to approval of the Plan by the Company's stockholders. The Board of Directors recommends approval and ratification of such adoption by the Company's stockholders. The principal terms of the Plan are set forth below and the full text of the Plan is set forth as Appendix A hereto. The description in this Proxy Statement of the principal terms of the Plan is qualified in its entirety by the full text of the Plan.

     Upon approval of this Proposal by the Company's stockholders, 750,000 shares of Common Stock will be reserved for issuance upon the exercise of options granted to directors of the Company who are not employees of the Company or affiliates of FS&Co. pursuant to the Plan.

     Options granted under the Plan are not subject to Section 422 of the Internal Revenue Code of 1986, as amended ('NQSO'). The Plan provides for two separate stock option grant features to the Company's non-affiliate directors. Under the Plan's first feature, as of January 1 of each year, each non-affiliate director is automatically granted an option to purchase 5,000 shares of the Common Stock at an exercise price equal to the closing sales price of such stock as reported on the National Association of Securities Dealers Automated Quotation National Market System (the 'NASDAQ-NMS') on the last business day prior to the date of grant (the 'Automatic Grant Feature'). Such options are exercisable one year after the date of grant, so long as the director is still a director as of such date. The Plan's second feature grants each non-affiliate director the right to elect on or before January 1 of each year (the 'Election Date') to receive an option to purchase shares of Common Stock in lieu of receiving his annual director's fee (currently, $15,000 per anum, the 'Director's Fee') for such year (the 'Election

Feature') at a discount to the market value of such stock equal to the amount of the Director's Fee. If he elects to participate, on the date (the 'Grant Date') which is six months following the Election Date of such year, the director will be granted an option to purchase the number of shares of the Common Stock equal to the amount of the Director's Fee for such year divided by 20% of the closing sales price of the Common Stock as reported on the NASDAQ-NMS on the last business day prior to the Grant Date (the 'Grant Date Stock Price'). The exercise price will be 80% of the Grant Date Stock Price. The option will become exercisable on the January 1 next succeeding the Grant Date. If a director's membership on the Board terminates for any reason before the next succeeding
January 1, the number of shares subject to the option shall be reduced to reflect the pro rata portion of the Director's Fee that he would have received for his time in office. For 1995, two of the Company's four non-affiliate directors, Messrs. Askins and Seder, have exercised their rights pursuant to the Election Feature.

     All options granted under the Plan, to the extent not exercised, expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) one year after such optionee ceases to be a director of the Company.

     The Plan will be administered by a committee of three disinterested members of the Board of Directors (the 'Committee'), although the grant of options is automatic and the pricing formula non-discretionary. The composition of the Plan will at all times satisfy the provisions of Rule 16b-3 ('Rule 16b-3') under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Committee may amend or terminate the Plan, provided that (i) no such amendment or termination may adversely affect the then existing rights of any participant without the consent of such participant and (ii) to the extent required by Rule 16b-3 or any other law, regulation or stock exchange rule, no amendment shall be effective without the approval of the Company's stockholders.

     The purpose of the Plan is to provide present and prospective directors of the Company who are not affiliated with the Company or FS&Co. with the opportunity to obtain equity ownership interest in the Company through the exercise of stock options. The following table sets forth the number, exercise price and present value of options granted to the persons indicated therein under the Plan in January 1995, subject to stockholder approval:

                                                     NUMBER OF
                                                      SHARES             EXERCISE             MARKET
                                                     UNDERLYING           PRICE                PRICE
                       NAME                           OPTIONS          PER SHARE(1)         PER SHARE(2)
- - - - - - - --------------------------------------------------   ---------         ------------         ------------

Wallace B. Askins.................................      5,000(3)(4)      $ 3.3125             $ 4.3125
Raymond P. Caldiero...............................      5,000(3)           3.3125               4.3125
Jeffrey G. Miller.................................      5,000(3)           3.3125               4.3125
Arthur R. Seder, Jr. .............................      5,000(3)(4)        3.3125               4.3125
Executive Group...................................          0              --                   --
Non-Executive Director Group......................     20,000(3)(4)        3.3125               4.3125
Non-Executive Officer Employee Group..............          0              --                   --

(1) The exercise price is equal to the closing market price of the Company's Common Stock on the last business day preceeding the date of grant.

(2) The market price per share was determined as of May 4, 1995.

(3) Options to purchase shares of Common Stock automatically granted pursuant to the Automatic Grant Feature.

(4) Does not include options to be issued pursuant to the elections made by such persons under the Plan's Election Feature to receive options to purchase shares of Common Stock in lieu of receipt of 1995 Director's Fees since such options are not currently determinable.

                            ------------------------
     The principal United States federal income tax consequences under current federal income tax law related to awards under the Plan are briefly summarized as follows: Generally, upon exercise of an NQSO, the excess of the fair market value of the shares on the exercise date over the exercise price will be taxable as ordinary income to the optionee. Thereafter, any appreciation or depreciation realized upon a subsequent sale of the shares should qualify as long-term or short-term capital gain or loss, depending upon the optionee's holding period of the shares. The Company should be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise.

     The affirmative vote of a majority of the outstanding shares of Common Stock and the Class G Preferred Stock, voting together as a class, is required for approval and ratification of the adoption of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF THE ADOPTION OF THE COMPANY'S STOCK OPTION PLAN FOR NON-AFFILIATE DIRECTORS.

                                   PROPOSAL 3
                          RATIFICATION AND APPROVAL OF
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP ('Ernst & Young') as the Company's independent public accountants for the fiscal year ending December 31, 1995. Although it is not required to do so, the Board of Directors is submitting its selection of Ernst & Young to the stockholders for ratification and approval. If the selection is not ratified and approved, the Board of Directors will reconsider its choice but will not be bound by the refusal of the stockholders to ratify and approve the selection of Ernst & Young. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. For fiscal year 1994, Mr. Doran, who was elected as a director of the Company on August 1, 1994, inadvertently effected a late filing of his Form 3 report. Such report was filed on February 13, 1995. All reportable transactions for all directors and officers are now properly reflected in their most recent filings under Section 16(a) of the Exchange Act.

                                 OTHER MATTERS

     Effective January 15, 1992, due to dividend arrearages, the holders of the Class G Preferred Stock became entitled to elect two additional directors to the Company's Board of Directors. As of the date of this statement, the Company has not received notice from any holder of the Class G Preferred Stock of an intent to exercise its rights in this regard.

     The Board of Directors of the Company knows of no other matters that are to be brought before the Annual Meeting. If any other matter should be presented for proper action, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment on such matters. In addition, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment with respect to matters incidental to the conduct of the Annual Meeting.

     The cost of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company, none of whom will receive compensation therefor. The Company will also request banks and brokers to solicit their customers who have a beneficial interest in shares of Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company's transfer agent, American Stock Transfer & Trust Company, Inc., will assist in the solicitation of Proxies from brokers, bank nominees and other institutional holders.

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before December 29, 1995 for inclusion in the Company's Proxy Statement with respect to such meeting.

                                          By Order of the Board of Directors,

                                          Louis A. Guzzetti, Jr.
                                          Louis A. Guzzetti, Jr.
                                          President and Chief Executive Officer

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY PERSON SOLICITED HEREUNDER BY WRITING TO: CORPORATE SECRETARY, ENVIROSOURCE, INC., FIVE HIGH RIDGE PARK, P.O. BOX 10309, STAMFORD, CT 06904-2309.

                                                                      APPENDIX A

                               ENVIROSOURCE, INC.
                 STOCK OPTION PLAN FOR NON-AFFILIATE DIRECTORS

SECTION 1. PURPOSE OF PLAN.

     The purpose of this Stock Option Plan for Non-Affiliate Directors (the 'Plan') of EnviroSource, Inc., a Delaware corporation (the 'Company'), is to provide present and prospective directors of the Company who are not affiliated with the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN.

     Participation in this Plan is limited to non-affiliate directors. A non-affiliate director (referred to herein as a 'Director') is a director of the Company who, at the time stock options are granted to him or her under the Plan, is not an employee of the Company or of any subsidiary of the Company and is not an employee, partner or significant stockholder in any entity having 'control' over or with the Company, as such term is defined in the federal securities laws and regulations..

SECTION 3. ADMINISTRATION.

     This Plan shall be administered by a Committee (the 'Committee') of three disinterested (as such term is defined in Rule 16b under the Securities Exchange Act of 1934, as amended (the 'Act')) members of the Board of Directors (the 'Board') of the Company. The grant of options (the 'Options') to purchase shares of Common Stock, par value $.05 per share, of the Company (the 'Common Shares') under this Plan and the amount, price and nature of the awards shall be automatic as described in Section 4. However, subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, is authorized to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) subject to Section 8, adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

          (iii) interpret and construe, and make factual determinations with respect to, this Plan and the terms and conditions of any Option granted hereunder; all of such determinations and interpretations to be final and binding on all parties.

SECTION 4. TERMS AND CONDITIONS OF OPTIONS.

     (a) Amount, Exercise Price and Exercisability of Automatic Annual Grants. Each Director shall automatically be granted, as of January 1 of each year (the 'Date of Grant'), an Option (an 'Automatic Option') to purchase 5,000 Common Shares (subject to adjustment as provided in Section 7). The exercise price for each Automatic Option granted pursuant to this Section 4(a) shall be the Fair Market Value (as defined below) of the Common Shares at the close of business on the business day preceding the Date of Grant (the 'Exercise Price'). For all purposes hereunder, the 'Fair Market Value' of a Common Share on any day shall be equal to the last sale price per Common Share on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. An Automatic Option granted under this Plan shall vest and become exercisable on, and only if the recipient of the Automatic Option (the 'Optionee') continues to serve as a Director until, the January 1 following the Date of Grant of such Automatic Option.

     (b) Amount, Exercise Price and Exercisability of Grants in Lieu of Annual Retainer Fees. In addition to the grants made pursuant to Section 4(a), each Director shall have the right, exercisable on or before January 1 of each year (the 'Election Date'), to make an irrevocable election to receive an Option (a 'Retainer Option') in lieu of 100%, but not less than 100%, of the Director's Retainer (as defined hereafter) for such year. Such election must be in writing and signed by the Director making the election. The number of Common Shares for which a Retainer Option granted pursuant to this Section 4(b) is exercisable shall be equal to the amount of the Retainer divided by 20% of the Fair Market Value of the Common Shares on the date of grant of such Retainer Option (the 'Retainer Option Date of Grant') which shall be the six-month anniversary of the Election Date. The exercise price (the 'Retainer Option Exercise Price') for a Retainer Option granted pursuant to this Section 4(b) shall be 80% of the Fair Market Value of the Common Shares at the close of business on the Retainer Option Date of Grant. A Director's 'Retainer' is the cash retainer that is not dependent upon attendance at meetings or service as a chairperson and which is fixed by the Board from time to time. If a Director's membership on the Board terminates for any reason during a year when an election is made to receive a Retainer Option under this subsection 4(b), the number of shares subject to such Retainer Option shall be reduced to reflect the pro-rata portion of the Retainer he otherwise would have received for his actual period of service for such year. Notwithstanding the preceding sentence, a Retainer Option granted under this Plan shall become exercisable on the January 1 following the Retainer Option Date of Grant of such Retainer Option.

     (c) Manner of Exercise. Any vested and exercisable Option shall be exercised by the holder thereof by giving written notice, signed by such holder, to the Company stating the number of Common Shares with respect to which the Option is being exercised, accompanied by payment in full of the aggregate exercise price in cash or by check payable to the Company. No Option may be exercised with respect to any fractional shares; cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder, the Company shall issue a stock certificate registered in the name of the Optionee exercising such Option, representing the number of Common Shares issued to such Optionee upon exercise of the Option.

     (d) Termination or Expiration. Each Option shall expire on the earlier of the tenth anniversary of the date of grant or one year after the date the Optionee ceases to be a director of the Company.

     (e) Transferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. During the recipient's lifetime, an Option may only be exercised by the Optionee or the Optionee's guardian or legal representative.

     (f) Payment of Withholding Taxes. If the Company is obligated by law to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the 'Withholding Liability'), the Optionee shall, on the first date upon which the Company becomes obligated to pay the Withholding Liability to the appropriate taxing authority, pay the Withholding Liability to the Company in full in cash or by check.

     (g) Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel of the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 of the Act, and any regulations promulgated thereunder. If any provisions of this Plan is later found not to be in compliance with Rule 16b-3, such provisions shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act, and amended, and any regulations promulgated thereunder.

     (h) Stock Option Agreement. Each grant of an Option under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and the Optionee, dated as of the applicable Date of Grant. Each such agreement shall set forth the number of Common Shares subject to the Option, the Exercise Price, the date upon which the Option becomes exercisable and such other terms and provisions not inconsistent with this Plan as the Committee shall determine and shall incorporate by reference the terms and conditions of this Plan.

SECTION 5. STOCK SUBJECT TO PLAN.

     (a) The maximum number of Common Shares that may be issued pursuant to all Options granted under this Plan is 750,000, subject to adjustment as provided in
Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the 'Share Limitation').

     (b) Notwithstanding Sections 4(a) and (b) of this Plan, no Option shall be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Option, plus (ii) the number of Common Shares that have previously been issued pursuant to the exercise of Options granted under this Plan, plus (iii) the maximum number of Common Shares that may be issued at any time thereafter pursuant to the exercise of Options granted under this Plan that are outstanding on such date, does not exceed the Share Limitation.

SECTION 6. DURATION OF PLAN.

     (a) No Options shall be granted under this Plan after December 31, 2004. Although Common Shares may be issued after December 31, 2004 pursuant to Options granted prior to such date, no Common Shares shall be issued under this Plan after December 31, 2014.

SECTION 7. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION.

     If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board of Directors, an appropriate and proportionate adjustment shall be made in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN.

     The Committee may amend or terminate this Plan at any time and in any manner. However, (a) no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, (b) no such amendment shall be effective without the approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Act, or the applicable rules of any securities exchange, and (c) to the extent prohibited by Rule 16b-3(c)(2)(ii)(B) under the Act, this Plan may not be amended more than once every six months.

SECTION 9. EFFECTIVE DATE OF PLAN.

     This Plan shall be effective as of January 1, 1995; provided, however, that no Common Shares shall be issued under this Plan until it has been approved, directly or indirectly, by the affirmative vote of the holders of a majority of the securities of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 10. NO RIGHTS AS STOCKHOLDER AND RIGHTS OF DIRECTORS.

     Neither the recipient of an Option under this Plan nor an Optionee's successor or successors in interest shall have rights as a stockholder of the Company with respect to any Common Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Common Shares. Neither this Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

SECTION 11. GOVERNING LAW.

     This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  APPENDIX 1
                                  PROXY CARD

                               ENVIROSOURCE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT CHEMICAL BANK,
       270 PARK AVENUE, NEW YORK, NEW YORK ON JUNE 15, 1995 AT 10:00 A.M.

     The undersigned hereby constitutes and appoints Louis A. Guzzetti, Jr., Christina E. Huben and James C. Hull, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and Class G Preferred Stock of EnviroSource, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 15, 1995 or any adjournment or adjournments thereof, on all matters that may come before the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED HEREIN. In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                         (To be signed on reverse side)

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                  FOR           WITHHOLD      NOMINEES: Raymond P. Caldiero
1. ELECTION                                             Mark J. Doran
   OF            [  ]             [  ]                  Charles P. Rullman, Jr.
   CLASS C                                              Ronald P. Spogli
   DIRECTORS

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
          INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE
          LINE PROVIDED BELOW.)


          ----------------------------------------------------

                                              FOR      AGAINST       ABSTAIN
2. RATIFICATION AND APPROVAL OF ADOPTION
OF ENVIROSOURCE, INC. STOCK OPTION PLAN      [  ]        [  ]          [  ]
FOR NON-AFFILIATE DIRECTORS.


3. RATIFICATION AND APPROVAL OF SELECTION
OF ERNST & YOUNG LLP AS THE COMPANY'S        [  ]        [  ]          [  ]
INDEPENDENT PUBLIC ACCOUNTANTS.


Dated -----------------------------------------------, 1995


- - - - - - - -----------------------------------------------------------
                       Signature


- - - - - - - -----------------------------------------------------------
                Signature if held jointly


(Please sign exactly as the name appears hereon. If stock is held in names of joint owners, each should sign. Attorneys, executors, administrators, etc., should so indicate.)
If this proxy is properly executed, the shares represented by this proxy will be voted upon the proposals listed herein in accordance with the directions given by the stockholder, but if no such directions are given, this proxy will be voted FOR all of such proposals.